Exhibit 10.43

PORTFOLIO PURCHASE AGREEMENT

This Portfolio Purchase Agreement (the “Purchase Agreement”) is entered into as of January 29, 2004 (the “Effective Date”) by and between Triad Systems Financial Corporation, a California corporation (“Triad” or “Seller”); GreatAmerica Leasing Corporation, an Iowa corporation (“GALC”); and Activant Solutions Inc., a Delaware corporation formerly known as Cooperative Computing, Inc. (“Activant”).

Background

A. Triad is the lessor under certain equipment lease agreements with third party lessees for business management and point of sale systems assembled and distributed by Activant, some of which lease agreements constitute installment sales contracts and others of which constitute true leases.

B. GALC desires to purchase from Triad and Triad desires to sell to GALC, on the terms and conditions of this Purchase Agreement, all of the lessor’s right, title and interest in and to certain of such lease agreements and certain equipment, all on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE AND SALE OF LEASE PAYMENTS AND RELATED ASSETS.

a. Triad hereby sells, transfers and assigns to GALC, effective at 12:01 A.M. on January 30, 2004 (the “Closing Date”), the following assets (collectively, including the proceeds from any of the following, the “Purchased Assets”):

1). The lessor’s interest as “Lessor” as provided under the lease agreements and contracts identified and described in the “Schedule of Leases” attached hereto as Exhibit 1, together with all guaranties (if included as part of the lease agreement or contract), schedules, certificates, exhibits, riders, modifications, and amendments thereto (each a “Lease,” collectively, the “Leases”), including all rights and claims arising under or related thereto and all payments of any kind whatsoever which are due and payable under the Leases or any other Lease Documents (as defined below) as of 12:01 A.M. on the Effective Date, or which become due and payable thereafter, regardless to whom, if anyone, they are paid (hereafter, collectively the “Payments”); and

2). The equipment described in the Leases (subject to the right of each lessee under a Lease (the “Lessee”) to use and enjoy the equipment during the term of the Lease and, where applicable, the right to purchase the equipment at the end of the lease term for the purchase option, if any, as stated in the Lease), including any replacement or substitution for the equipment, and any accessions, attachments, improvements, modifications, upgrades or other changes made to the equipment (or any substitution or replacement thereof) which reverts to or is owned by the lessor under the applicable Lease Agreement (collectively, the “Equipment”); and

3). All other instruments, documents and agreements related to the Equipment, the Leases or the transactions contemplated therein, including but not limited to, all invoices for the Equipment, delivery and acceptance certificates from the Lessee, guaranties (if a separate agreement), financing statements, security agreements, promissory notes and insurance certificates, and any modifications, amendments or riders thereto (collectively, the “Supplemental Documents”); and

4) The entire hard copy of the lessor’s file for each Lease, including the Lease, the Supplemental Documents, the credit reports, credit comments, default notices, material correspondence and any other additional books and records reasonably related to each Lease and an electronic copy of the billing and payment history for each Lease (collectively for each Lease, the “File” and for all Leases, the “Files”). The foregoing does not include collectors’ notes maintained in Activant’s ERP system. However, Activant and Seller agree that notes on individual customers will be provided to GALC if they are requested for purposes of researching/resolving collection issues or lessee disputes and that they will be provided within one business day following the request.

b. The “Purchase Price” for the Purchased Assets shall be determined with reference to the amount at which the Purchased Assets were initially “priced” by GreatAmerica, $1,908,198.75 (the “Unadjusted Purchase Price”). The Unadjusted Purchase Price reflects amounts due or to become due on the Leases as of January 1, 2004 and shall be adjusted downward by an amount equal to all payments received under the Leases by the Seller between January 1, 2004 and the Closing Date. The Purchase Price will be paid to Triad by 3:30 P.M. CDT on the “Closing Date” in cash by wire transfer. All payments by a lessee under the Leases which are received by any party hereto on or after the Closing Date shall be the property of GALC, unless provided otherwise in Exhibit 1.

2. SECURITY INTERESTS.

a. To the extent that any portion of this transaction is subject to Article 9 of the Uniform Commercial Code as a sale of chattel paper, Triad grants GALC a continuing, valid and enforceable first priority security interest in, and lien on Triad’s interest in the Leases, the Supplemental Documents, the Equipment and the proceeds thereof including, without limitation, insurance proceeds.

b. As security for the payment and performance of the obligations of the Lessees under the Leases in the event it is determined that any Leases are secured loans rather than true leases, Triad hereby assigns to GALC a continuing, valid and enforceable first priority security interest in and lien on each Lessee’s interest in the Equipment and the proceeds thereof including, without limitation, insurance proceeds; provided that GALC acknowledges that no financing statements were filed with respect to Leases where the original equipment cost of the leased Equipment was less than $35,000.

c. Triad hereby agrees to execute and deliver to GALC for filing in such locations as GALC shall reasonably determine, UCC financing statements evidencing the security interests granted or assigned herein. Triad further agrees that it will hold GALC harmless from any loss and any costs GALC may incur (including reasonable attorney fees) in the case that any bank or other financial institution, or any other third party, asserts an interest in the transferred assets which interest was obtained through Triad.

3. COVENANTS.

a. Triad shall deliver the following to GALC at the time and in the manner indicated: the original or signed fax copy of each Lease on the Closing Date; a downloaded, up-to-date electronic copy of the data files maintained by Triad in “Info-Lease” for the Leases on the Effective Date, as well as any other electronic files maintained by Triad related to the servicing of the Leases (excluding collector’s notes as described in 1.a.4 above), including outstanding property taxes; and the Files within five (5) days after the Effective Date; provided that the Files do not need to include any hard copies of data that is otherwise provided as part of the electronic download. The Leases and the Supplemental Documents are collectively referred to as the “Lease Documents.” It is agreed that the cost, if any, of external consultants who may be required to assist in the download process shall be split evenly between GALC and Seller. Triad agrees that it will deliver the data required to transition the ACH account draws for those leases set up on the bank debit program and will, to the best of its ability, assist GALC in making the transition.

b. Triad and GALC understand that despite the new address on the invoices to be sent to the Lessees, Triad is likely to continue to receive Payments for some time after the Effective Date. Neither Triad nor its affiliates shall have any right or authority in the Payments. In the event Triad or its affiliates receives any Payment after the Closing Date, they will be deemed to have received it in trust for GALC (with Triad’s only fiduciary obligation being to remit such payments to GALC within 5 business days) and, to the extent reasonably feasible, will immediately forward such Payment to GALC in the same form as received. In the event that any Payment is deposited into Triad’s account, Triad shall cause this amount to be deposited into an account designated by GALC within five (5) business days of Triad’ receipt of the Payment. On each Monday through

March 29, 2004, Triad shall provide to GALC accountings of all Payments received by Triad or its affiliates after the Closing Date through the date the accounting is provided, including the amount of each Payment and the Lease (by reference to Triad’ lease contract number) to which it relates. Thereafter, Triad shall provide to GALC an accounting as reasonably necessary given the amount and frequency of any Payments received, but no less often than the 10th day of each month following a month in which a Payment was received. GALC shall, on the same terms and in the same manner, account for and pay over to Triad any amounts due to Triad and received by GALC, if any.

c. Triad represents that to the best of its knowledge, the sale and transfer of the Purchased Assets provided for herein is not subject to any federal, state, county or local taxes or assessments, including but not limited to any documentary, stamp, sales, excise, or similar taxes and fees (excluding taxes on net income) (collectively, hereafter, “Transaction Taxes”). Subject to the terms of this subparagraph “c”, Triad shall be responsible for any taxes which are applicable to or accrue or arise on or prior to the Closing Date from the sale, use, leasing or ownership of the Purchased Assets (excluding taxes on net income) (collectively, hereafter, “Taxes”). If as of the Effective Date there are unpaid Taxes that have been billed to the lessee under the Leases, GALC shall make a good faith effort to collect such billings and to remit collections, either in payment of the Taxes or to Triad if Triad has paid such Taxes. For purposes of this paragraph, “good faith efforts” shall not require GALC to file suit against the lessee. As compensation for GALC’s efforts to collect billed and unpaid property taxes which apply to the Purchased Assets, GALC shall retain thirty percent (30%) of all such collections. Attached hereto as Exhibit 7 is a schedule of the billed and unpaid property taxes applicable to all the Purchased Assets.

If any Taxes accrue or arise after the Closing Date but which are applicable to a period on or before the Closing Date, GALC shall pay such Taxes by the due date thereof and shall make a good faith effort to bill for and collect such Taxes to the extent permitted under the Leases. GALC shall either retain such collections to the extent it paid such Taxes or remit such collections in payment of the Taxes. Triad shall reimburse GALC for any such Taxes paid or incurred by GALC to the extent GALC has not collected payment for same under the Leases after having made a good faith effort to do so. Triad shall make such payment within ten (10) days of GALC providing to Triad reasonable evidence of GALC’s payment or incurrence of such amounts. GALC will not pay any Taxes after the Effective Date arising from a period prior to the Effective Date for which it is seeking reimbursement from Triad without also providing such ten (10) day advance notice to Triad, except that such notice is not required with respect to the payment of property taxes in the ordinary course.

d. GALC shall be responsible for any Taxes which accrue or arise from the sale, use, leasing or ownership of the Purchased Assets after the Effective Date. GALC shall reimburse Triad for any such Taxes and any related late charges, penalties or attorneys fees paid or incurred by Triad within ten (10) days of Triad providing to GALC reasonable evidence of Triad’ payment of such taxes or assessments; provided that Triad will not pay any Taxes after the Effective Date arising from a period prior to the Effective Date without GALC’s prior written consent.

e. For each Lease, Triad agrees that from and after the Effective Date, Triad shall forward to GALC copies of all correspondence relating to the Lease or the Equipment which Triad receives from the Lessee or any other party, and shall direct to GALC all communications from the Lessee or any other party, which are relevant to the Equipment or the Lease. Triad shall also execute and deliver all such further instruments and documents and take such actions as may reasonably be requested by GALC in order to fully carry out the intent and accomplish the purposes of this Purchase Agreement and the transactions contemplated hereby.

f. Subject to the requirement in subparagraph “g” below, Triad hereby irrevocably appoints GALC its attorney-in-fact to act in its name and stead in regard to each such Lease, including without limitation the right to endorse or sign Triad’s name on all checks, collections, receipts, UCC financing statements, notices of past due amounts, a written notice to any Lessee that such Lease and the Equipment have been assigned and sold to GALC, and any other documents regarding the Lease. Triad shall provide GALC with an electronic copy of Triad’s letterhead for the purpose of sending a notice to Lessees of the transfer of the Leases to GALC with GALC authorized to sign same as attorney in fact for Triad, such notice to be in the form attached hereto as Exhibit 3 (Exhibit 6 for leases on the direct debit program).

g.	GALC shall administer the Leases in GALC’s name.

h.	Triad shall, in the event of casualty loss to any item of the Equipment during the term of a Lease, replace the Equipment at Triad’s cost with reasonably equivalent used replacement equipment and shall indemnify GALC for any insurance claims made by lessee.

i.	Triad shall not in any manner acquiesce in or cause any modification, amendment, or alteration of any Lease to occur after the Closing Date.

4. SELLER’S REPRESENTATION AND WARRANTIES.

Triad hereby represents and warrants to GALC as of the Effective Date and the Closing Date that:

a. Triad has the power and authority to enter into, execute, deliver and perform this Purchase Agreement and all other agreements, documents, certificates and financing statements to be executed and delivered by Triad in connection with the transactions referred to herein (all of the above are hereinafter referred to collectively as the “Transaction Documents”).

b. Neither the execution and delivery by Triad of the Transaction Documents executed or to be executed and delivered by Triad, nor the performance by Triad of its obligations thereunder will (i) violate, conflict with, constitute a breach of, or result in any default under or require any consent or approval under (a) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority applicable to Triad, or (b) any indenture or agreement to which Triad is a party or by which Triad or its property is bound, or (ii) result in the creation of any lien, charge or encumbrance upon the Purchased Assets pursuant to the terms of any agreement, indenture, mortgage, deed or trust, security agreement, guarantee or other instrument to which Triad is party or by which Triad or any of its property is bound.

c. There is no action, suit, proceeding, or investigation pending or threatened against Triad or the Purchased Assets before or by any court, administrative agency or other governmental authority which brings into question the validity of the Transaction Documents, or Triad’ title to the Purchased Assets, or which might impair the execution, delivery or performance by Triad or its obligations under the Transaction Documents.

d. The Transaction Documents constitute, or when executed and delivered by Triad shall constitute, the valid and binding obligations of Triad enforceable against it in accordance with their respective terms.

f. With respect to each Lease: (1) the Lessee has no interest in the Equipment subject to the Lease except the right to use and enjoy it during the term of the Lease and the right to purchase the Equipment at the end of the Lease term for the purchase option, if any, as stated on the Lease; (2) the Equipment is in good working order and condition; (3) each Lease delivered by Triad or a third party in accordance with clause “3.a.i.B” hereof to GALC is the sole original lease for such transaction; (4) the Equipment has been delivered to and unconditionally accepted by the Lessees and fully corresponds to the description contained in the Leases; and (5) to the best of Triad’s knowledge and belief, the Lessees are using the Equipment for commercial purposes.

g. The Lease Documents: (1) are genuine and, to the best of Triad’s knowledge and belief, conform in every respect with all applicable laws and regulations including, but not limited to, applicable usury laws, and represent valid enforceable payment obligations of the obligors for the amounts evidenced therein; (2) are valid and binding obligations of the Lessees (or other party thereto) enforceable in accordance with their terms; (3) are legally enforceable by GALC in the state where the Equipment is located and, to the best of Triad’s knowledge and belief, will remain enforceable by GALC as assignee upon completion of the sale; (4) are the complete lease agreements with respect to the Equipment subject thereto and are in full force and effect and no material default has occurred and remains uncured thereunder (unless otherwise indicated on Exhibit 1); and (5) are not subject to any right of set-off, counterclaims or defenses;

h. Triad has full right, title and interest in and to the Purchased Assets (other than the application of payments and disposition of Leases in the ordinary course of business) and is assigning this right, title and interest in the Purchased Assets to GALC free and clear of any and all liens or encumbrances of any kind.

i. Each Lease is in substantially the form of Exhibit 2 attached hereto and Triad has not modified or amended the Lease Documents in any manner (except as included in the File for the Lease delivered to GALC and provided that no such amendment in the File alters the non-cancelable, “hell or high water” nature of the Scheduled Payments or changes any information in Exhibit 1 except to the extent that such changes are already incorporated into and reflected in Exhibit 1);

j. Triad has complied with all obligations and covenants, liabilities, warranties and duties, if any, on the part of Triad to be complied with and performed in connection with the Purchased Assets.

k. All Taxes due and owing with respect to the Equipment or the other Purchased Assets which accrue or relate to the sale, use, leasing or ownership of the Equipment or other Purchased Assets on or prior to the Effective Date have been paid or shall be paid by or for Lessee prior to the Effective Date; except as provided on Exhibit 4 attached hereto.

l. Any Lease where Triad has entered into an amendment or other agreement pursuant to which the due date of any scheduled payment owed under the Lease is extended by 30 days or more is listed on Exhibit 5.

m. Neither Triad nor its financing sources has modified, accepted or acquiesced in any amendment or change to any Lease that would delay or defer any scheduled payment shown on the Cash Flow Schedule included in Exhibit 1, or which would cause any other information in Exhibit 1 to be inaccurate, or which would make any Lease or payment thereunder cancelable, or that impairs the “hell or high water” obligations of the Lessee under each Lease. The information in the attached Exhibits, the information contained in the electronic data feeds provided by Triad and, to the best of Triad’s knowledge and belief, all other information that has been provided by Triad to GALC concerning the Purchased Assets, is accurate in all material respects and Triad acknowledges that GALC has been induced to enter into this Purchase Agreement and to buy the Purchased Assets in reliance thereon. Any inaccuracy in the Exhibits or in the information contained in the electronic data feeds from Triad shall be considered material.

5. GALC REPRESENTATIONS AND WARRANTIES

GALC hereby represents and warrants to Triad as of the Effective Date:

a. GALC has the power and authority to enter into, execute, deliver and perform the Transaction Documents, including but not limited to any obligations thereunder.

b. Neither the execution and delivery by GALC of the Transaction Documents executed or to be executed and delivered by GALC, nor the performance by GALC of its obligations thereunder will violate, conflict with, constitute a breach of, or result in any default under or require any consent or approval under (a) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority applicable to GALC, or (b) any indenture or agreement to which GALC is a party or by which GALC or its property is bound.

c. There is no action, suit, proceeding, or investigation pending or threatened against GALC before or by any court, administrative agency or other governmental authority which brings into question the validity of the Transaction Documents or which might impair the execution, delivery or performance by GALC of its obligations under the Transaction Documents.

d.	The Transaction Documents constitute, or when executed and delivered by GALC shall constitute, the valid and binding obligations of GALC enforceable against it in accordance with their respective terms.

e.	While acting as Triad’s attorney-in-fact pursuant to its appointment hereunder, GALC will not violate the Fair Debt Collection Practice Act, the Fair Credit Reporting Act, or any other statute or law applied to the collection of debts or the reporting of credit history.

f.	While acting as Triad’s attorney-in-fact pursuant to its appointment hereunder, GALC will properly record all payments made in relation to the leases sold hereunder.

6. INDEMNIFICATION AND SET-OFF.

a. Triad shall indemnify, protect, defend and hold GALC harmless from and against any and all loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorneys’ fees) wheresoever and howsoever arising which GALC, or any of its directors, officers, agents, employees, or stockholders may incur as a result of: (1) any event or occurrence arising under or related to any Lease on or prior to the Effective Date related to Triad or its financing source’s administration of such Lease; or (2) any breach by Triad of any of its representations, warranties, covenants or obligations set forth in this Purchase Agreement or the other Transaction Documents. Triad shall further indemnify GALC for any and all defense costs (including, without limitation, court costs and reasonable attorneys’ fees) incurred by GALC in successfully defending any indemnification claim asserted by Triad after the Effective Date against GALC. Notwithstanding the forgoing, Triad’s obligation under this paragraph “a”, EXCEPT with respect to any losses, liabilities, damages, costs or expenses incurred by GALC which reflect an inaccuracy in the Exhibits attached hereto or the enforceability of the Leases (including the “hell or high water” provisions thereof), shall be limited to losses, liabilities, damages, costs and expenses as exceed, when taken together with such losses, etc., as are incurred by GALC under any like Purchase Agreement entered into between GALC and Triad subsequent to this Purchase Agreement prior to March or April of 2004, an aggregate amount of $5,000.00 and as are incurred within two years after the Effective Date. With respect to any losses, liabilities, damages, costs or expenses incurred by GALC which reflect an inaccuracy in the Exhibits or the enforceability of the Leases (including the “hell or high water” provisions thereof), the liability exposure of Triad applicable in this case will be the purchase price of the effected Leases less any moneys received by GALC plus costs and expenses incurred by GALC (including reasonable attorney fees), and the time limit for making such indemnification claim(s) shall be the later of two years after the Effective Date or one year after the applicable end of term date for each Lease.

b. GALC shall indemnify, protect, defend and hold Triad harmless from and against any and all loss, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorneys’ fees) wheresoever and howsoever arising which Triad, or any of its directors, officers, agents, employees, or stockholders may incur as a result of: (1) any event or occurrence arising under or related to any Lease after the Effective Date related to GALC’s administration of such Lease; (2) any breach by GALC of any of its representations, warranties, covenants or obligations set forth in this Purchase Agreement or the other Transaction Documents; or (3) any failure by GALC to properly collect, account for, and remit sales or property tax with respect to the Leases. GALC shall further indemnify Triad for any and all defense costs (including, without limitation, court costs and reasonable attorneys’ fees) incurred by Triad in successfully defending any indemnification claim asserted by GALC after the Effective Date against Triad with respect to the Leases.

c. In the event any claim for indemnification under paragraphs “a” or “b” immediately above arises on account of any claim or action made or instituted against an indemnified party, the indemnified party shall notify the indemnifying party promptly after receipt of notice that such a claim or action is being made or was instituted; provided that the failure to give such notice shall not affect a party’s right to indemnification unless such failure materially prejudices the rights of the party from whom indemnification is sought. The indemnifying party shall have the right to assume the defense thereof with counsel reasonably acceptable to the indemnified party.

7. GENERAL TERMS

a. Any notice under this Purchase Agreement must be in writing and will be deemed to be duly given and effective upon receipt when sent by facsimile or overnight express carrier to the facsimile number or address set forth below such party’s signature block. This Purchase Agreement sets forth the entire understanding between GALC and Triad regarding GALC’s acquisition of the Purchased Assets and supersedes any prior discussions, understandings, representations or agreements. This Purchase Agreement may only be amended in a writing signed by an authorized representative from GALC and Triad. This Purchase Agreement may be executed by facsimile signature and will be treated as an original for all purposes. This Purchase Agreement may be executed in one or more counterparts, each of which shall constitute an original. A party’s failure to require full and timely performance of its rights in one instance shall not constitute a waiver of those rights or prevent that party from insisting on full and timely performance in the future. Any provision of this Purchase Agreement which is of a nature that continues after termination of this Purchase Agreement shall in fact survive termination, including but not limited to: Payment of outstanding amounts owed; Indemnification and assurance of performance; Governing Law and Choice of Forum.

b. Any claim arising under or related to this Purchase Agreement will be governed by Iowa law, without regard to its conflicts of law principles, and will be adjudicated in a federal or state court located in Linn County, Iowa. Each party hereby consents to personal jurisdiction and venue in such court and waives any right to transfer venue. Each party also waives any right to a jury trial.

c. Triad, upon reasonable notice and at its own cost and expense, shall have the right to review and copy the Leases, Supplemental Documents, and Files for reasonable purposes.

8. Indemnification and Assurance of Performance by Parent. Activant, Triad’s corporate parent, agrees to indemnify GALC for, and hold GALC harmless from, any loss, damage, or cost (including reasonable attorney fees) incurred by GALC as a result of any breach of this Agreement by Triad, including any breach of Triad’s representations and warranties herein, and Activant hereby assures GALC of Triad’s performance of this Agreement in accordance with the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

TRIAD SYSTEMS FINANCIAL CORPORATION

By:

Printed Name & Title
Address:
Fax:

ACTIVANT SOLUTIONS INC.

By:

Printed Name & Title
Address:
Fax:

GREATAMERICA LEASING CORPORATION

By:

Printed Name and Title:

625 1st Street S.E.

Cedar Rapids, Iowa 52401

EXHIBIT 1

SCHEDULE OF LEASES

[attached hereto]

Fields included in the attached Schedule of Leases:

1)	Contract Number from Triad’s System
2)	Lessee Name
3)	State where Lessee is Located
4)	Lease Beginning Date
5)	Lease Termination date
6)	Final Pay Date
7)	Amount of Scheduled Payment
8)	Original Amount Financed
9)	Present Value on Buy Date/Purchase Price
10)	Remaining Number of Scheduled Payments
11)	Current Contract Balance Remaining for Scheduled Payments
12)	Last Payment Date
13)	Next Payment Date
14)	Security Deposit
15)	State in which Equipment Located
16)	Intentionally Left Blank
17)	Equipment Type
18)	Residual Amount and if a “Put”
19)	Current Delinquency Status
20)	Past Delinquency Status:
a)	Number of Times 31+ Past Due
b)	Number of Times 61+ Past Due
c)	Number of Times 91+ Past Due
21)	Cash flow of the remaining scheduled payments owed under each Lease and the residual, if any, that Triad owns with respect to such Lease.
22)	Location of Original Lease as of Effective Date

EXHIBIT 2

FORM OF LEASE

[Attached hereto]

EXHIBIT 3

(Notice to Lessees – Par. 3.f)

TRIAD SYSTEMS FINANCIAL CORPORATION

                         , 2003

NAME AND

ADDRESS OF

LESSEE

Re: Notice of Sale of Triad Systems Lease Agreement #

Dear                             :

It has been a pleasure for Triad Systems Financial Corporation to provide you with leasing services with respect to the above referenced equipment lease (your “Lease”). We wish to take this opportunity to advise you that we have sold your Lease to another leasing company. Effective immediately, your Lease has been transferred to GreatAmerica Leasing Corporation (“GreatAmerica”). GreatAmerica is eager to provide you with the same quality leasing services you have experienced with us.

Beginning with your next monthly rental payment, please remit all payments due and any notices you may be required to give the lessor under your Lease, or any other communication you may deem necessary to:

GreatAmerica Leasing Corporation

8742 Innovation Way

Chicago, IL 60682-0087

In addition, all future correspondence regarding your Lease will refer to GreatAmerica lease agreement No.                     .

Please also notify your insurance company to change the liability and personal property policies regarding the leased equipment where to delete Triad Systems Financial Corporation and add GreatAmerica Leasing Corporation as first “loss payee” and “additional insured.”

If you have any questions regarding this matter, please do not hesitate to call GreatAmerica at (319) 365-8000.

Very truly yours,

Triad Systems Financial Corporation

EXHIBIT 4

Schedule of Unpaid Taxes (par. 4.k)

Sales and Use Taxes collections for the period January 1 through the Effective Date will be reported and remitted to the appropriate jurisdiction as of the next applicable return date. Triad will pay any Property Taxes which have attached through the Effective Date for which we have not yet been billed by the appropriate jurisdiction (e.g. property with a January 1, 2004 rendering date).

EXHIBIT 5

SCHEDULE OF LEASES WITH RESPECT TO WHICH PAYMENTS EXTENDED (par. 4.l)

[NONE]

EXHIBIT 6

(Notice to Lessees – Par. 3.f)

TRIAD SYSTEMS FINANCIAL CORPORATION

                         , 2004

NAME AND

ADDRESS OF

LESSEE

Re: Notice of Sale of Triad Systems Lease Agreement #

Dear                             :

It has been a pleasure for Triad Systems Financial Corporation to provide you with leasing services with respect to the above referenced equipment lease (your “Lease”). We wish to take this opportunity to advise you that we have sold your Lease to another leasing company. Effective immediately, your Lease has been transferred to GreatAmerica Leasing Corporation (“GreatAmerica”). GreatAmerica is eager to provide you with the same quality leasing services you have experienced with us.

Beginning with your next monthly rental payment, your account debit will be drawn by GreatAmerica instead of Triad Systems Financial Corporation.

In addition, please send any notices you may be required to give the lessor under your Lease, or any other communication you may deem necessary to:

GreatAmerica Leasing Corporation

8742 Innovation Way

Chicago, IL 60682-0087

In addition, all future correspondence regarding your Lease will refer to GreatAmerica lease agreement No.                     .

Please also notify your insurance company to change the liability and personal property policies regarding the leased equipment where to delete Triad Systems Financial Corporation and add GreatAmerica Leasing Corporation as first “loss payee” and “additional insured.”

If you have any questions regarding this matter, please do not hesitate to call GreatAmerica at (319) 365-8000.

Very truly yours,

Triad Systems Financial Corporation

EXHIBIT 7

Schedule of Billed and Unpaid Property Taxes

[Attached hereto]